UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 28, 2023

OPTION CARE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On February 28, 2023, Option Care Health, Inc., a Delaware corporation (the “Company”), entered into a share repurchase agreement (the “Share Repurchase Agreement”) with HC Group Holdings I, LLC, a Delaware limited liability company and a stockholder of the Company (the “Selling Stockholder”), pursuant to which the Company agreed to repurchase, directly from the Selling Stockholder, 2,475,166 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an aggregate purchase price of approximately $75.0 million (the “Repurchase”). The price per share paid by the Company was $30.301, which equals the price at which the Underwriter (as defined below) purchased shares from the Selling Stockholder, net of underwriting discounts and commissions, in the Offering (as defined below). The share repurchase was completed on March 3, 2022. The share repurchase was made under the Company’s share repurchase program and the repurchased shares will be held in treasury. The Company funded the share repurchase with cash on hand.

The foregoing description of the Share Repurchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On March 1, 2023, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”) and the Selling Stockholder, relating to an underwritten public offering (the “Offering”) of 13,000,000 shares (the “Securities”) of the Company’s Common Stock, sold by the Selling Stockholder at a price to the public of $30.75 per share. The Offering closed on March 3, 2023.

The Securities were sold pursuant to a registration statement on Form S-3 (File No. 333-239504) (the “Registration Statement”) that was filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 26, 2020 and became effective on July 8, 2020, a prospectus included in the Registration Statement, a free writing prospectus, dated March 1, 2023 and filed with the Commission on March 1, 2023, and a prospectus supplement, dated March 1, 2023 and filed with the Commission on March 3, 2023.

The Company will not receive any of the proceeds from the sale of the Securities by the Selling Stockholder.

The Underwriting Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company, the Selling Stockholder and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, pursuant to the terms of the Underwriting Agreement, (i) the Company’s executive officers and certain of the Company’s directors affiliated with the Selling Stockholder have entered into “lock-up” agreements with the Underwriter, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 30-day period, subject to certain exceptions, and (ii) the Selling Stockholder has entered into substantially the same “lock-up” agreement with the Underwriter, which generally prohibits the sale, transfer or other disposition of securities for a 30-day period, subject to certain exceptions.

A copy of the legal opinion of Kirkland & Ellis LLP relating to the validity of the Securities sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 1, 2023, by and among Option Care Health, Inc., HC Group Holdings I, LLC and Goldman Sachs & Co. LLC.
5.1	Opinion of Kirkland & Ellis LLP.
10.1	Share Repurchase Agreement, dated as of February 28, 2023, by and between Option Care Health, Inc. and HC Group Holdings I, LLC.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date: March 3, 2023	By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Chief Financial Officer

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